Exhibit 4.12

FIRST SUPPLEMENTAL INDENTURE

Between

ALLOY, INC.

and

DEUTSCHE BANK TRUST COMPANY AMERICAS

as Trustee

5.375% CONVERTIBLE SENIOR DEBENTURES DUE 2023

Dated as of September 26, 2005

FIRST SUPPLEMENTAL INDENTURE, dated as of September 26, 2005 (this “First Supplement Indenture”), between ALLOY, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 151 West 26th Street, 11th Floor, New York, NY 10001 (the “Company”) and DEUTSCHE BANK TRUST COMPANY AMERICAS, a New York banking corporation, as Trustee (the “Trustee”), having its principal corporate trust office at Deutsche Bank Trust Company Americas, Corporate Trust & Agency Services, 60 Wall Street, 27th Floor, New York, NY 10005.

RECITALS OF THE COMPANY

WHEREAS, the Company and the Trustee are parties to that certain Indenture, dated as of July 23, 2003 (the “Indenture”), pursuant to which the Company issued the Securities;

WHEREAS, Section 12.4(d)(i)(2) and Section 12.4(o) of the Indenture both address the adjustment of the Conversion Price upon a distribution to the holders of Common Stock of the Company of shares of capital stock of a subsidiary of the Company, and the provisions of such Section 12.4(d)(i)(2) and Section 12.4(o) are inconsistent with each other;

WHEREAS, Section 12.4(o) was included in the initial drafts of the Indenture, was intended to be deleted upon the inclusion of Section 12.4(d)(i)(2), and was inadvertently left in the final Indenture;

WHEREAS, Section 7.1(h) of the Indenture, in pertinent part, authorizes the Company and the Trustee, from time to time, without the consent of any Holders of Securities, to amend the Indenture to cure any ambiguity, or to correct or supplement any provision therein which may be inconsistent with any other provision therein or which is otherwise defective; provided, however, that such amendment does not, in the good faith opinion of the Board of Directors of the Company, adversely affect the interests of the Holders of Securities in any material respect;

WHEREAS, the Company desires to amend the Indenture to delete the inconsistent provision of Section 12.4(o) in order to cure any ambiguity in the Indenture and to effectuate the intent of the parties to the Indenture;

WHEREAS, the Board of Directors of the Company does not believe that such amendment will adversely effect the interests of the Holders of the Securities in any material respect.

WHEREAS, the Company, by appropriate corporate action, has determined to amend the provisions of the Indenture in the manner described herein and have taken all acts necessary to duly authorize, execute and deliver this First Supplemental Indenture and to constitute this First Supplemental Indenture a legal, valid and binding agreement of the Company, enforceable against it in accordance with the terms herein.

NOW, THEREFORE, THIS FIRST SUPPLEMENTAL INDENTURE WITNESSETH:

ARTICLE 1

AMENDMENT

Section 1.1. Amendment. The Indenture is hereby amended by deleting in its entirety the provisions of Section 12.4(o), and substituting in place thereof the words “Intentionally Omitted”.

ARTICLE 2

MISCELLANEOUS

Section 2.1. General. For all purposes of this First Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a) capitalized terms used herein without definition shall have the meanings specified in the Indenture;

(b) all references herein to Articles and Sections, unless otherwise specified, refer to the corresponding Articles and Sections of the Indenture; and

(c) the terms “hereof,” “herein,” “hereby,” “hereto,” “hereunder” and “herewith” refer to this First Supplemental Indenture.

Section 2.2. Effectiveness. This First Supplemental Indenture shall become effective on and as of the date the counterparts hereto shall have been executed and delivered by each of the parties hereto.

Section 2.3. Governing Law. THIS FIRST SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

Section 2.4. Counterparts. This First Supplemental Indenture may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

Section 2.5. Severability. In case any provision in this First Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.6. Ratification. Except as expressly amended or supplemented hereby, each provision of the Indenture shall remain in full force and effect and, as amended or supplemented hereby, the Indenture is in all respects agreed to, ratified and confirmed by each of the Company and the Trustee.

Section 2.7. Trustee. The Trustee accepts the trusts created by the Indenture, as supplemented by this First Supplemental Indenture, and agrees to perform the same upon the terms and conditions of the Indenture, as amended and supplemented by this First Supplemental Indenture. Section

2.8. Recitals. The recitals contained herein shall be taken as statements of the Company, and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this First Supplemental Indenture.

Section 2.9. Reaffirmation. The parties hereto make and reaffirm as of the date of execution of this First Supplemental Indenture all of their respective representations, covenants and agreements set forth in the Indenture.

Section 2.10. Third-Party Beneficiaries. Nothing in this First Supplemental Indenture, express or implied, shall give to any Person, other than the parties hereto and their successors under the Indenture and the Holders of the Securities, any benefit or any legal or equitable right, remedy or claim under the Indenture or this First Supplemental Indenture.

Section 2.11. Trust Indenture Act. If any provisions hereof limit, qualify or conflict with a provision of the Trust Indenture Act of 1939, as may be amended from time to time (the “TIA”), required under the TIA to be a part of and govern this First Supplemental Indenture, the latter provision shall control. If any provision hereof modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this First Supplemental Indenture as so modified or excluded, as the case may be.

Section 2.12. Unity. All provisions of this First Supplemental Indenture shall be deemed to be incorporated in, and made a part of, the Indenture; and the Indenture, as amended and supplemented by this First Supplemental Indenture, shall be read, taken and construed as one and the same instrument.

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[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

ALLOY, INC.

By:	/s/ Gina DiGioia
Name: Gina DiGioia
Title: VP / General Counsel

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE AND NOT IN ITS INDIVIDUAL CAPACITY.

By:
Name:
Title:

4

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed all as of the day and year first above written.

ALLOY, INC.

By:
Name:
Title:

DEUTSCHE BANK TRUST COMPANY AMERICAS, AS TRUSTEE AND NOT IN ITS INDIVIDUAL CAPACITY.

By:	/s/ Irina Golovashchuk
Name: Irina Golovashchuk
Title: Associate

Alloy, Inc.

OFFICERS’ CERTIFICATE

Each undersigned officer of Alloy, Inc., a corporation organized under the laws of the State of Delaware (“Alloy”), in connection with the execution by Alloy of that certain First Supplemental Indenture, dated as of September 26, 2005 (the “First Supplemental Indenture”), by and between Alloy and Deutsche Bank Trust Company Americas, as trustee (“Trustee”), modifying that certain Indenture, dated as of July 23, 2003, by and between Alloy and Trustee (the “Indenture”), hereby certifies, pursuant to Sections 13.5 and 13.6 of the Indenture, as follows:

1. The undersigned has read the First Supplemental Indenture, and the relevant provisions of the Indenture, including without limitation, Sections 7.1(h), 7.3, 7.6, 12.4(d)(i)(2), 12.4(o), 13.5 and 13.6;

2. The undersigned is duly authorized to deliver this certificate for and on behalf of Alloy pursuant to Sections 13.5 and 13.6 of the Indenture;

3. The undersigned has examined such corporate records of Alloy, officers of Alloy and other persons, and such other documents, agreements and instruments as the undersigned has deemed necessary as a basis for the opinions hereinafter expressed;

4. In the opinion of the undersigned, the undersigned has made such examination or investigation as is necessary to enable the undersigned to express an informed opinion as to whether or not Alloy is in compliance with the conditions provided in the Indenture with respect to the execution and delivery of the First Supplemental Indenture; and

5. In the opinion of the undersigned, all conditions precedent to the execution and delivery of the First Supplemental Indenture, as provided in the Indenture, have been complied with.

* * * * * * * *

6. IN WITNESS WHEREOF, each undersigned officer has executed this certificate this 26th day of September, 2005.

By:	/s/ Matt Deamous
Name: Matt Deamous
Title: CEO

By:	/s/ Gina DiGioia
Name: Gina DiGioia
Title: Secretary